Exhibit (4)(d)

Execution Version

AMENDED AND RESTATED MANAGEMENT CONTRACT

This management contract (“Contract”) made as of August 23, 2007 and amended and restated as of March 1, 2024, between MASTER TRUST, a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end investment management company with distinct series of shares of beneficial interest as listed in Exhibit A (“Series”), each corresponding to a distinct portfolio;

WHEREAS, the Trust and UBS AM have entered into a Management Contract dated as of August 23, 2007, and amended and restated as of December 23, 2019 (such amendment and restatement pertaining solely to the addition of another series);

WHEREAS, UBS AM has converted from a Delaware corporation to a Delaware limited liability company pursuant to Delaware statute and has changed its name to “UBS Asset Management (Americas) LLC”, and has transferred all of its rights, title and interest, in and under the Contract, and all of its duties and obligations under the Contract via a Master Transfer and Novation Agreement of even date herewith (the “Novation”);

WHEREAS, the Trust’s Board of Trustees has approved the Novation and a restatement of the Contract to reflect such conversion; and

WHEREAS, the Trust desires to retain UBS AM as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Trust and each Series, and UBS AM is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   Appointment. The Trust hereby appoints UBS AM as investment adviser and administrator of the Trust and each Series for the period and on the terms set forth in this Contract. UBS AM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Duties as Investment Adviser.

(a)  Subject to the supervision of the Board of Trustees (“Board”), UBS AM will provide a continuous investment program for each Series, including investment research and management with respect to all securities and investments and cash equivalents in each Series. UBS AM will determine from time to time what securities and other investments will be purchased, retained or sold by each Series.

Execution Version

(b)  UBS AM agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, UBS AM may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and UBS AM may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to UBS AM determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of UBS AM to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to UBS AM or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever UBS AM simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by UBS AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Series.

(c)  UBS AM will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS AM hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

(d)  UBS AM will oversee the computation of the net asset value and the net income of each Series as described in the currently effective registration statement of the Trust under the 1940 Act and any supplements thereto (“Registration Statement”) or as more frequently requested by the Board.

(e)  The Trust hereby authorizes UBS AM and any entity or person associated with UBS AM which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the Trust hereby consents to the retention of compensation by UBS AM or any person or entity associated with UBS AM.

3.   Duties as Administrator. UBS AM will administer the affairs of the Trust and each Series subject to the supervision of the Board and the following understandings:

(a)  UBS AM will supervise all aspects of the operations of the Trust and each Series, including oversight of custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Series.

(b)  UBS AM will provide the Trust and each Series with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Series.

Execution Version

(c)  UBS AM will arrange for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust’s Registration Statement, proxy material, tax returns and required reports to each Series’ shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

(d)  UBS AM will provide the Trust and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

(e)  UBS AM will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS AM.

4.   Further Duties. In all matters relating to the performance of this Contract, UBS AM will act in conformity with the Trust Instrument, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

5.   Delegation of UBS AM’s Duties as Investment Adviser and Administrator. With respect to any or all Series, UBS AM may enter into one or more contracts (“Sub-Advisory or Sub-Administration Contract”) with a sub-adviser or sub-administrator in which UBS AM delegates to such sub-adviser or sub-administrator any or all its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all applicable duties and conditions to which UBS AM is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

6.   Services Not Exclusive. The services furnished by UBS AM hereunder are not to be deemed exclusive and UBS AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS AM who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7.   Expenses.

(a)  UBS AM will bear all expenses incurred in the operation of each Series to which this Contract is applicable, including the Series’ allocable share of the expenses of the Trust, other than (i) the fee payable under this Contract, (ii) the fees payable pursuant to any Shareholder Service Plan adopted by the Trust with respect to the Series or a class of shares of the Series, (iii) fees and expenses of the Independent Trustees (defined in paragraph 10(a) below), including counsel fees of the Independent Trustees, (iv) interest, taxes and the cost

Execution Version

(including brokerage commissions and other transaction costs, if any) of securities purchased or sold by the Series and any losses incurred in connection therewith and (v) extraordinary expenses (such as costs of litigation to which the Trust or a Series is a party and of indemnifying officers and Trustees of the Trust), which will be borne by the Trust or Series, as applicable.

(b)  The expenses to be borne by UBS AM include the following (or each Series’ proportionate share of the following): (i) expenses of organizing the Trust and the Series; (ii) filing fees and expenses relating to the registration and qualification of the Series’ shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (iii) fees and salaries payable to the Trust’s Trustees and officers; (iv) all expenses incurred in connection with the services of Trustees other than the Independent Trustees, including travel expenses; (v) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vi) legal, accounting and auditing expenses, other than the legal fees of special counsel for the Independent Trustees; (vii) charges of custodians, transfer agents and other agents (including any lending agent); (viii) costs of preparing share certificates; (ix) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (x) cost of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xii) the cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xiii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; (xiv) costs of mailing, stationery and communications equipment; (xv) expenses incident to any dividend, withdrawal or redemption options; (xvi) charges and expenses of any outside pricing service used to value portfolio securities; and (xvii) interest on borrowings of each Series.

(c)  The payment or assumption by UBS AM of any expenses of the Trust or a Series that UBS AM is not required by this Contract to pay or assume shall not obligate UBS AM to pay or assume the same or any similar expense of the Trust or a Series on any subsequent occasion.

8.   Compensation.

(a)  For the services provided and the expenses assumed pursuant to this Contract, each series of the Trust will pay to UBS AM a fee, computed daily and paid monthly, at the following annual rates of such Series’ average daily net assets:

Average Net Assets	Fee as a Percentage of Average Net Assets

$0 - $30 billion	0.1000%
Above $30 billion up to $40 billion	0.0975%
Above $40 billion up to $50 billion	0.0950%
Above $50 billion up to $60 billion	0.0925%
Above $60 billion	0.0900%

Execution Version

(b)  The fee shall be computed daily and paid monthly to UBS AM on or before the first business day of the next succeeding calendar month.

(c)  If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

9.   Limitation of Liability of UBS AM. UBS AM and its delegates, including any Sub-Adviser or Sub-Administrator to any Series or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such service to or acting solely for the Series or the Trust and not as an officer, director, employee, or agent or one under the control or direction of UBS AM even though paid by it.

10.  Duration and Termination.

(a)  This Contract shall become effective upon the date hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party (“Independent Trustees”) cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series’ outstanding voting securities.

(b)  Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

(c)  Notwithstanding the foregoing, with respect to any Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the board or by a vote of a majority of the outstanding voting securities of such Series on sixty days’ written notice to UBS AM or by UBS AM at any time, without the payment of any penalty, on sixty days’ written notice to the Trust. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.

Execution Version

11.  Limitation of Liability of the Trustees, Officers and Shareholders of the Trust. The Trustees and officers of the Trust and the shareholders of any Series shall not be liable for any obligations of any Series or the Trust under this Contract, and UBS AM agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees, officers or shareholders.

12.  Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series’ outstanding voting securities.

13.  Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.  Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation, order or other action of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or other action.

[Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers and delivered as of the day and year first above written.

MASTER TRUST, on behalf of its Series

Attest:	/s/ Joanne Kilkeary	By:	/s/ Mark E. Carver

Name:	Joanne Kilkeary	Name:	Mark E. Carver
Title:	Treasurer	Title:	President

UBS ASSET MANAGEMENT (AMERICAS) LLC

Attest:	/s/ Eric Sanders	By:	/s/ Keith A. Weller

Name:	Eric Sanders	Name:	Keith A. Weller
Title:	Director and Associate General Counsel	Title:	Executive Director and Deputy General Counsel

Signature Page - Amended and Restated Management Contract – Master Trust

Execution Version

Exhibit A

Prime Master Fund

Treasury Master Fund

Tax-Free Master Fund

Prime CNAV Master Fund

Government Master Fund